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                                                                   EXHIBIT 10.32


                              ASSIGNMENT AGREEMENT


        This Assignment Agreement dated __________ by and between ATLANTIC COAST CONSTRUCTION & DEV., INC. hereinafter referred to as the Assignor, and Homes by Calton hereinafter referred to as the Assignee, and Joseph Paladin hereinafter referred to as the Seller.

        WHEREAS, Assignor and Seller have entered into an Agreement for the Sale and Purchase of vacant land, hereinafter referred to as the 33rd St. Parcel, of which is described in Original contract between seller Assignor to follow.

        WHEREAS, Assignee is desirous of obtaining an assignment of all of Assignor's right, title and interest to the Contract;

        NOW, THEREFORE, for valid consideration, the receipt and sufficiency of which are acknowledge, the parties mutually covenant and agree as follows:

1.      The parties represent that the above recitals are true and correct.

2. Assignor hereby assigns to Assignee all of Assignor's right, title, and interest in the Contract including but not limited to the right to purchase the Parcel in accordance with the terms of the Contract.

3.      In Consideration for Assignor, Assignee agrees to the following:

        (a) Employ Atlantic Coast Construction & Dev., Inc. to develop the 33r St. Parcel per plan "Cost plust 10%.

        (b)     Sell Atlantic Coast Construction & Dev., Inc. two lots at cost.

4. Assignee agrees to pay all cost incurred by Assignor whereas to continue "Due Diligence" process (i.e. survey, engineering, environmental)

5. Assignee agrees further to reimburse Assignor the initial deposit in the amount of $25,000.00 of which is held in escrow by seller's agent. Assignor will transfer deposit rights to Assignee upon execution of this document.

6. Assignor represents that the Contract attached hereto is the entire agreement entered into by and between Assignor and the Seller named therein; that there have been no further amendments of modifications thereto and that it remains in full force and effect and that there has been no prior assignment of their interests in and to the Contract or any rights hereunder.

7. This Assignment and Assignor's obligations hereunder are contingent upon the consent and acceptance of this Assignment by seller on or before __________ time being of the essence.


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8.      Assignee hereby agrees that the contract may not be further assigned without the written consent of the Assignor.

9. By execution of this document Assignee acknowledge reading and understanding original Contract including all addendums.

        IN WITNESS WHEREOF, the parties have executed this Agreement.

The _____________________, 2005

ASSIGNOR:

                                            11/16/05
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Sign                                        Date

Joseph Paladin

ASSIGNEE:

                                            11/16/05
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Sign                                        Date

Maria Caldarone
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